UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2022

PLANET GREEN HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36-10 Union St. 2nd Floor Flushing, NY	11354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 799-0380

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLAG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

On April 8, 2022, Planet Green Holdings Corp. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Allinyson Ltd. (“Target”), and each of shareholders of the Target (collectively, the “Sellers”), pursuant to which, among other things and subject to the terms and conditions contained therein, the Subsidiary agreed to effect an acquisition of the Target by acquiring from the Sellers 100% of the ordinary shares issued and outstanding of the Target (the “Acquisition”). The target develops and operates online games, and generates substantially its revenue from selling advertising placements.

Pursuant to the Share Exchange Agreement, in exchange for the acquisition of 100% of the ordinary shares issued and outstanding of the Target, the Company issued an aggregate of 7,500,000 shares of common stock, par value $0.001 per share, of the Company (the “Exchange Shares”) to the Sellers. At the closing of the Acquisition, the Company entered into a lock-up agreement with the Sellers with respect to the Exchange Shares, pursuant to which the Sellers agreed, subject to certain exceptions, not to transfer the Exchange Shares, or publicly disclose the intention to do so, from the closing of the Acquisition until the first anniversary of the closing (the “Lock-Up Agreement”).

The Share Exchange Agreement contains customary representations and warranties made by the Company, on the one hand, and the Target and the Sellers on the other hand, made solely for the benefit of the other, which in certain cases are subject to specified exceptions and qualifications contained in the Share Exchange Agreement or in information provided pursuant to certain disclosure schedules to the Share Exchange Agreement.

At the closing of the Acquisition, the Sellers and certain individuals that are involved in the management of the Target (the “Subject Parties”) entered into a non-competition and non-solicitation agreement (the “Non-Competition Agreement”) in favor of the Company, relating to the post-acquisition business of the Company (the “Business”) anywhere in the North America, Europe and Asia (the “Territory”). Pursuant to the Non-Competition Agreement, subject to certain exceptions, for a period of four years from the closing of the Acquisition, each Subject Party and his/her affiliates will not, without prior written consent of the Company, anywhere in the Territory, directly or indirectly engage in (or own, manage, finance or control, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, an entity that engages in) the Business.

The foregoing descriptions of the Share Exchange Agreement, the Lock-Up Agreement and the Non-Competition Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of those agreements, which are filed herewith as Exhibits 10.1, 10.2, and 10.3 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above relating to the issuance of the securities in the Acquisition is incorporated herein by reference. The issuance of the securities was exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure

On April 8, 2022, the Company issued a press release announcing the Acquisition. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities, nor shall it be deeded to be incorporated by reference in any filing under the Securities Act or Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a)	The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date of this Current Report.

(b)	The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date of this Current Report.

(d)	Exhibits.

Exhibit No.	Description
10.1*	Share Exchange Agreement, dated as of April 8, 2022, by and among Planet Green Holdings Corp., Allinyson Ltd. and sellers named therein
10.2	Form of Lock-Up Agreement
10.3	Form of Non-Competition and Non-Solicitation Agreement
99.1	Press Release, dated April 8, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 11, 2022	PLANET GREEN HOLDINGS CORP.

	By:	/s/ Bin Zhou
	Name:	Bin Zhou
	Title:	Chief Executive Officer and Chairman

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